Exhibit 10.1

AMENDMENT NO. 5

TO

EXECUTIVE TRANSITION AGREEMENT

THIS AMENDMENT NO. 5 is effective as of the 10th day of December, 2017, between The Bon-Ton Stores, Inc., a Pennsylvania corporation (the “Company”), and Mr. M. Thomas Grumbacher (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Executive Transition Agreement effective as of February 1, 2005;

WHEREAS, as of December 6, 2007, the Company and the Executive entered Amendment No. 1 to the Executive Transition Agreement extending its term until January 31, 2010, and making certain other changes;

WHEREAS, as of February 1, 2010, the Company and the Executive entered into Amendment No. 2 to the Executive Transition Agreement extending its term until December 31, 2010, and making certain other changes;

WHEREAS, as of December 20, 2010, the Company and the Executive entered into Amendment No. 3 to the Executive Transition Agreement extending its term until February 5, 2012 and for successive one-year periods and making certain other changes;

WHEREAS, as of May 8, 2017, the Company and the Executive entered into Amendment No. 4 to the Executive Transition Agreement extending its term until February 1, 2018 and making certain other changes; and

WHEREAS, the parties wish to amend the Executive Transition Agreement, as amended (with all amendments, the “Transition Agreement”), to extend its term, to provide for a change in Base Salary, and to make certain other changes.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Transition Agreement.

2.                                      Amendments to Transition Agreement. The Transition Agreement is hereby amended, as follows:

(a)                                 Section I of the Transition Agreement is hereby amended by deleting the existing section and substituting the following:

“Term. The term of the Executive’s service hereunder shall commence as of February 1, 2005 (the “Effective Date”) and shall remain in effect through February 1, 2019, or until such earlier time at which the Executive ceases to serve as Chairman Emeritus and Advisor to the Chief Executive Officer (the “Term”).

The Term shall automatically renew for successive periods of one year unless either party shall give written notice to the other party not less than 60 days prior to the end of the then current Term that it does not wish to renew the Transition Agreement.”

(b)                                 Section III. A of the Transition Agreement is hereby amended by deleting the existing section and substituting the following:

“A. Base Salary. Effective as of the date of this Amendment No. 5 and for each fiscal year of the Company (each, a “Fiscal Year”) during the Term, the Executive shall receive a base salary at the rate of $30,000 per year (“Base Salary”), payable in accordance with the Company’s normal payroll practices.”

(c)                                  Section IV.B of the Transition Agreement is hereby amended by deleting the last sentence thereof.

3.                                      Legal Fees. The Company shall pay or reimburse the Executive for all attorneys’ fees and other charges of counsel reasonably incurred by the Executive in connection with the negotiation and execution of this Amendment No. 5, promptly upon presentation of appropriate supporting documentation and in accordance with the expense reimbursement policy of the Company, up to an aggregate amount of $5,000.

4.                                      Full Force and Effect. Except as amended hereby, the Transition Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be duly executed and the Executive has hereunto set his hand, effective as of the date first set forth above.

THE BON-TON STORES, INC.

By:	/s/ William Tracy
Name:	William Tracy
Title:	CEO

EXECUTIVE

/s/ M. Thomas Grumbacher
M. Thomas Grumbacher